EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 1-K of our report dated April 25, 2024, relating to the financial statements of Med-X, Inc. as of December 31, 2023 and 2022 and to all references to our firm included in this Form 1-K.

Certified Public Accountants Lakewood, CO April 26, 2023